CONFIDENTIAL TREATMENT HAS BEEN SUBMITTED WITH RESPECT TO CERTAIN PORTIONS OF THIS EXHIBIT PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.  THOSE PORTIONS ARE DESIGNATED BY "******."

******

Dated 16 September 2002

******

And

PHYTO-SOURCE L.P.

****** PURCHASING AGREEMENT

******

****** PURCHASING AGREEMENT ******

BETWEEN

1.

******, acting as agent for and on behalf of the companies as listed in the ****** (as defined herebelow), herein collectively referred to as "the Buyers", each of them individually referred to as "the Buyer"; together the parties on this side are also referred to as "******":

And

2.

PHYTO-SOURCE, L.P. whose address is at 12502 Bay Area Blvd, Pasadena, TX 77507 herein after referred to as "the Supplier";

Definitions:

"Agent";

 ************. representing the Buyers for the purpose of this Agreement.

"Agreement";

This ******  Purchasing Agreement, including its Schedules and Exhibits.

"Approved Plants";

Any plant approved by the Agent in writing for the manufacturing of the Product under the Agreement

"Business Days";

Days when banks are open for business in both the state of Texas and ******.

"Buyers";

The companies listed in ****** who shall be directly bound as parties to the terms of this Agreement by the signature from the Agent on this Agreement ******

"Call-Offs";

The orders for the Product by the Buyers directly with the Supplier on the basis of this Agreement.

"Contract Period"

The period for which the Agreement has been entered into for the specific Product as mentioned in ******.

"Delivery";

The legal transfer of ownership of the Product according to the agreed Incoterm (Incoterms, latest edition).

CONFIDENTIAL TREATMENT HAS BEEN SUBMITTED WITH RESPECT TO CERTAIN PORTIONS OF THIS EXHIBIT PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.  THOSE PORTIONS ARE DESIGNATED BY "******."

"Price";

The price for the Product to be paid by the Buyers as indicated in the ******  for the duration as indicated in such ****** .

"Product";

The Product covered by the Agreements as set out in the ****** .

"Schedules";

The attachments referred to in the Agreement which shall be deemed incorporated in and forming an integral part of the Agreement.

"Specifications";

The specifications of the Product defined or referred to in the ******  as may be varied by written agreement between the parties from time to time in accordance wit the terms and conditions of this Agreement.

"******  Group";

All companies consolidated in the last published ******  Annual Accounts or to be consolidated in the next ******  Annual Accounts.

"****** ";

The document providing the details with respect to the Product, the Specifications, the Price, the Buyers, etc.  referred to in this Agreement, incorporated therein as Schedule 1, or separately agreed between the parties.

1.   Subject

1.1

The Supplier agrees to supply and the Buyers agree to buy on the terms and subject to the conditions contained in this Agreement  the Product with the Specifications issued and signed by the Agent and subsequent updates thereof. The current Specifications are attached hereto at Schedule 2 hereof. Furthermore all Products which shall be used in direct food contact shall be submitted for ******  Clearance, as sufficiently known to the parties and shall always remain produced in accordance with such ******  Clearance. Any changes to the Product, whether or not affecting  the Specifications, shall be submitted by the Supplier for ******  Clearance. For the avoidance of doubt the parties agree that the Product supplied according to Schedule 2 would pass

CONFIDENTIAL TREATMENT HAS BEEN SUBMITTED WITH RESPECT TO CERTAIN PORTIONS OF THIS EXHIBIT PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.  THOSE PORTIONS ARE DESIGNATED BY "******."

******  Clearance.  Such Specifications may be amended from time-to-time with the agreement of both parties.

1.2

Upon signature of this Agreement by the Supplier and the Agent, the Buyers shall be directly bound by the terms and conditions hereof, and shall place Ca1l-

Offs for the Product directly with the Supplier on the basis of article 5 hereof.

For the avoidance of doubt no other terms and conditions of the Buyers, the

Agent or Suppliers shall apply to this Agreement or any Call-Off.

1.3

The Agent warrants and undertakes that it has full power and authority to enter into this Agreement as Agent on behalf of the Buyers and to bind each of them to perform and comply with this Agreement.  All rights and obligations of Agent hereunder are assumed and incurred as agent for the Buyers. The obligations of the Buyers shall be several and not joint and several.

1.4

The parties agree that in the event a company mentioned in  ******  ceases to belong to the ******  Group according to the last published ******  Annul

Accounts, the Agent shall have the option to remove such company from the

****** , following which the company ceases to be party to this Agreement as from the date of such Annual Accounts. In the event the Company ceases to belong to the ******  Group and the Agent wishes to terminate this Agreement on behalf of such company before the issue of the new ******  Annual

Accounts, the Agent shall be entitled to do so.   After termination on the basis of

this clause any pending Call-Off shall be fully binding on the Buyer involved and the Supplier, until it has been fully executed or terminated in accordance with the terms and conditions of this Agreement.

1.5

Other ******  companies may participate in this Agreement by written notification from the Agent to the Supplier to the effect that such companies shall become Buyers as defined in this Agreement.  The Agent shall give the warranty as set out in 1.3 in respect of the new Buyer(s).

1.6

The parties agree that if and to the extent that the Buyers appoint third parties to manufacture goods using the Product under a copacking agreement on behalf of such Buyers or under licence, such third parties are, upon written notification from the Agent to the Supplier and upon declaration by such third parties that they are bound to the terms and conditions of this Agreement,

entitled to call-off the Product as Buyers under the terms and conditions of this Agreement.

CONFIDENTIAL TREATMENT HAS BEEN SUBMITTED WITH RESPECT TO CERTAIN PORTIONS OF THIS EXHIBIT PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.  THOSE PORTIONS ARE DESIGNATED BY "******."

2. **Production location/ Quality Control**

2.1 The Product supplied under this Agreement shall be manufactured at the Approved Plant indicated in ****** . If the Supplier wishes to source the Products from other plants, it can only do so with the prior written consent of the Agent, who will have the right to audit the plant(s) concerned or to have it audited on its behalf. In the event the Supplier shall dispose of the Approved Plant(s), the Agent shall have the option to agree with the Supplier on an alternative plant, or to terminate this Agreement.

2.2 The Supplier guarantees that in the event that the Product is – upon written consent of the Agent as set out hereabove – supplied from plants other that the Approved Plant(s), the freight costs to each location of the Buyers and any other similar costs will be no higher than as if the Products were supplied from the originally Approved Plant(s).

2.3 For the purpose of ensuring that the Supplier is complying with its obligations under this agreement:

a) the Supplier shall submit to the Buyers at the Supplier's expense a reasonable number of samples, not exceeding ****** per year, of the Products and of the materials used in the preparation of the Products in accordance with such instructions as may be given in writing from time to time by the Buyers.

b) the Supplier shall permit the Buyers, their officers and agents at all times upon reasonable notice to enter and inspect and audit the plant facilities, equipment and methods used by the Supplier in the preparation, production, packaging, storage and handling of the Products, and shall take all reasonable steps necessary to implement any reasonable suggestions made by the Buyers following such audits, failing which implementation the Agent shall have the option to terminate this Agreement on behalf of the Buyers.

2.4 The Supplier shall at all times, however, remain solely responsible for quality control with respect to the Products.

2.5 The Supplier shall ensure traceability of all ingredients, process chemicals and raw materials used in the Products manufacture at Supplier's facility. It shall at all times be able to present to the Agent or its representatives at the Agent's request documentary evidence in relation thereto. This obligation shall extend to batch records including identification and original of ****** and other

CONFIDENTIAL TREATMENT HAS BEEN SUBMITTED WITH RESPECT TO CERTAIN PORTIONS OF THIS EXHIBIT PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.  THOSE PORTIONS ARE DESIGNATED BY "******."

ingredients used in the manufacturing of sterols. The Agent shall only make a request on the basis of this article 2.5 where it is reasonable for the Agent to do so for business reasons.

3. Capacity

3.1 Without any obligation on the Buyers to call of such volume, the Supplier guarantees a production capacity of the Product per Contract Period as stated in ****** and it shall make the necessary investments in order to maintain this capacity for the Buyers. No such investments shall ever result in a price increase for the products during the period for which the Price has already been agreed.

4. Volume

4.1 Volume indication

The approximate aggregate volume to be purchased by the Buyer per Contract Period, as referred to in article 15, and any renewal thereof, shall be as set out in ****** (Estimated offtake). The parties agree that this is a non-binding indication only and shall be without prejudice to the quantities actually purchased under this Agreement.

4.2 The Agent guarantees that the Buyers will in aggregate purchase at least the minimum quantity per annum set out in the ****** (Minimum purchase). No compensation beyond the purchase price for actual quantities supplied shall be payable to the Supplier in the event that the quantities actually purchased under this agreement are more than the minimum quantity but less that the aggregate volume.

5. Forecasting and Call-offs

5.1 The Agent warrants that the Buyers agree to an initial ****** committed call-off period as detailed in Schedule 3, which contains the one Call-Off in that period as well as the Buyers' estimated Call-Offs for an additional ******. By the end of ****** and every succeeding ****** thereafter, the Buyers will submit their estimated Call-Offs for delivery in the ******. Estimated Call-Offs will become binding if not altered or cancelled at least ****** prior to delivery date. Additional Call-Offs with a date less than ****** may be submitted at any time, subject to the

CONFIDENTIAL TREATMENT HAS BEEN SUBMITTED WITH RESPECT TO CERTAIN PORTIONS OF THIS EXHIBIT PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.  THOSE PORTIONS ARE DESIGNATED BY "******."

CONFIDENTIAL TREATMENT HAS BEEN SUBMITTED WITH RESPECT TO CERTAIN PORTIONS OF THIS EXHIBIT PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.  THOSE PORTIONS ARE DESIGNATED BY "******."

CONFIDENTIAL TREATMENT HAS BEEN SUBMITTED WITH RESPECT TO CERTAIN PORTIONS OF THIS EXHIBIT PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.  THOSE PORTIONS ARE DESIGNATED BY "******."

CONFIDENTIAL TREATMENT HAS BEEN SUBMITTED WITH RESPECT TO CERTAIN PORTIONS OF THIS EXHIBIT PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.  THOSE PORTIONS ARE DESIGNATED BY "******."

CONFIDENTIAL TREATMENT HAS BEEN SUBMITTED WITH RESPECT TO CERTAIN PORTIONS OF THIS EXHIBIT PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.  THOSE PORTIONS ARE DESIGNATED BY "******."

and manufacturing processes for Products supplied under this Agreement, other products of either party, results of operations etc., hereinafter referred to as "Confidential Information". Confidential Information will remain the sole and exclusive property of the owner and may not be disclosed or used by the other party without the owner's prior written consent for any purpose other than the discharge of its obligations under this Agreement. No further use of the Confidential Information will be made after the termination of this Agreement.

Confidential Information shall not include information or parts thereof for which the party concerned can furnish evidence that:

a) it was known or generally accessible or otherwise in the public domain before the date of its receipt from the other party; or
b) it became known or generally accessible after the date of its receipt from the other party without the party concerned being responsible, directly or indirectly;
   or
c) was made accessible to the party concerned at any time by an authorised third party not in breach of any obligation of confidentiality with respect to such information.

13.2 Each party will make available the other party's Confidential Information only to its officers and employees and on a need to know basis and all persons to whom the Confidential Information is made available will be made aware of the strictly confidential nature of the Confidential Information and the restrictions imposed hereunder on the use thereof. Both parties shall ensure that all officers and employees likely to receive the Confidential Information will be advised of their obligation to abide by the provisions of this clause. The parties will be and remain liable for any breach of this clause by such officers and employees.

13.3 Upon the termination of this Agreement, all Confidential Information shall be returned to the owner or destroyed at its direction. The obligations of confidentiality set out in this Agreement shall survive the termination of this Agreement.

13.4 No announcement concerning the negotiations relating to or the entering into of this Agreement or any related matter shall be made by either party without the prior written approval of the other, such approval not to be unreasonably withheld or delayed.

CONFIDENTIAL TREATMENT HAS BEEN SUBMITTED WITH RESPECT TO CERTAIN PORTIONS OF THIS EXHIBIT PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.  THOSE PORTIONS ARE DESIGNATED BY "******."

CONFIDENTIAL TREATMENT HAS BEEN SUBMITTED WITH RESPECT TO CERTAIN PORTIONS OF THIS EXHIBIT PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.  THOSE PORTIONS ARE DESIGNATED BY "******."

CONFIDENTIAL TREATMENT HAS BEEN SUBMITTED WITH RESPECT TO CERTAIN PORTIONS OF THIS EXHIBIT PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.  THOSE PORTIONS ARE DESIGNATED BY "******."

CONFIDENTIAL TREATMENT HAS BEEN SUBMITTED WITH RESPECT TO CERTAIN PORTIONS OF THIS EXHIBIT PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.  THOSE PORTIONS ARE DESIGNATED BY "******."

21.2 All notices shall be deemed to have been duly given or made as follows:

- if sent by personal delivery, upon delivery at the address of the relevant party as set out above in clause 21.1;
- if sent by facsimile, when received;

provided that, in accordance with the above provisions, any such notice or other communication which would otherwise be deemed to be given or made outside the time s of 9:30 a.m. and 5:30 p.m. on a Business Day, such notice or other communication shall be deemed to be given or made at 9:30 a.m. on the next Business Day.

21.3 Either party may by notice in writing to the other change the addressee, address or facsimile numbers at which it will receive notices in accordance with clause 21.1.

22. Further Assurance

Each party shall at its own expense do or procure the doing of all things as may reasonably be required to give full effect to this Agreement, including, without limitation, the execution of all deeds and documents.

23. Governing Law

23.1 This Agreement shall be governed by and construed in accordance with the laws of ******, and the ****** courts shall have jurisdiction. ******.

23.2 Notwithstanding the foregoing, the following dispute resolution procedure shall be followed:

(a) Any controversy or claim arising out of or relating to either party's performance under this Agreement, the parties' inability to agree on any provision to be agreed to, or the interpretation, validity or effectiveness of this Agreement, shall, upon the written request of either party, be referred to designated senior management representatives of Buyer and Supplier (or its parent company) for resolution. Such representatives shall promptly me et and, in good faith, attempt to resolve the controversies, claims or issues referred to them.

Notwithsanding the foregoing, the following dispute resolution procedure shall

CONFIDENTIAL TREATMENT HAS BEEN SUBMITTED WITH RESPECT TO CERTAIN PORTIONS OF THIS EXHIBIT PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.  THOSE PORTIONS ARE DESIGNATED BY "******."

CONFIDENTIAL TREATMENT HAS BEEN SUBMITTED WITH RESPECT TO CERTAIN PORTIONS OF THIS EXHIBIT PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.  THOSE PORTIONS ARE DESIGNATED BY "******."

CONFIDENTIAL TREATMENT HAS BEEN SUBMITTED WITH RESPECT TO CERTAIN PORTIONS OF THIS EXHIBIT PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.  THOSE PORTIONS ARE DESIGNATED BY "******."

Schedule 1:  ******

CONFIDENTIAL TREATMENT HAS BEEN SUBMITTED WITH RESPECT TO CERTAIN PORTIONS OF THIS EXHIBIT PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.  THOSE PORTIONS ARE DESIGNATED BY "******."

CONFIDENTIAL TREATMENT HAS BEEN SUBMITTED WITH RESPECT TO CERTAIN PORTIONS OF THIS EXHIBIT PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.  THOSE PORTIONS ARE DESIGNATED BY "******."

Schedule 2

******

Code of working practice for wood sterols 08/2002, specifications

CONFIDENTIAL TREATMENT HAS BEEN SUBMITTED WITH RESPECT TO CERTAIN PORTIONS OF THIS EXHIBIT PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.  THOSE PORTIONS ARE DESIGNATED BY "******."

Schedule 3

Initial Commitment

As of 16 September 2002

CONFIDENTIAL TREATMENT HAS BEEN SUBMITTED WITH RESPECT TO CERTAIN PORTIONS OF THIS EXHIBIT PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.  THOSE PORTIONS ARE DESIGNATED BY "******."

Schedule 4

Initial non-binding estimated forecasts

CONFIDENTIAL TREATMENT HAS BEEN SUBMITTED WITH RESPECT TO CERTAIN PORTIONS OF THIS EXHIBIT PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.  THOSE PORTIONS ARE DESIGNATED BY "******."